SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2005

ABC Bancorp

(Exact name of registrant as specified in its charter)

Georgia	0-16181	58-1456434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24 2nd Avenue, S.E., Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On March 10, 2005, the Company entered into Amendment No. 1 to Executive Employment Agreement (the “Amendment”) with Edwin W. Hortman, Jr. in recognition of his promotion to President and Chief Executive Officer of the Company. The Amendment, which amends the Executive Employment Agreement between the Company and Mr. Hortman dated as of December 31, 2003 (the “Employment Agreement”), is effective as of January 1, 2005, and provides that Mr. Hortman shall serve as President and Chief Executive Officer of the Company. Under the Employment Agreement as originally entered into, Mr. Hortman served as the Company’s President and Chief Operating Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 10, 2005, the Board of Directors of the Company approved and adopted Amended and Restated Bylaws of the Company, effective as of January 1, 2005. The Amended and Restated Bylaws provide that the President of the Company shall also be the Chief Executive Officer of the Company and further provide for the appointment of a non-executive Chairman of the Board. Previously, the Bylaws of the Company provided that the Chairman of the Board of the Company was also the Chief Executive Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) – (b) Financial Statements and Pro Forma Financial Information. None.

(c)    Exhibits.

3.1	Amended and Restated Bylaws of the Company.

10.1	Amendment No. 1 to Executive Employment Agreement dated March 10, 2005 between the Company and Edwin W. Hortman, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ABC BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated: March 11, 2005

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of the Company.

10.1	Amendment No. 1 to Executive Employment Agreement dated March 10, 2005 between the Company and Edwin W. Hortman, Jr.